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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willdan Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts," "Summary Consolidated Financial and Other Data," and "Selected Consolidated Financial and Other Data" in the registration statement and related prospectus. Our report refers to the fact that the consolidated financial statements as of and for the fiscal year ended December 30, 2005 have been restated.

                      /s/ KPMG LLP

Los Angeles, California
November 1, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm